EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended January 14, 2011

                 Current Month                                 Performance* (Subject to verification)                                   Risk Metrics* (Feb 2006 – Jan 2011)
Class	Week ROR	MTD Jan 2011	YTD	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.8%	-0.9%	-0.9%	12.5%	3.2%	6.0%	6.0%	6.0%	12.7%	-16.5%	0.5%	0.8%
B**	1.8%	-0.9%	-0.9%	11.8%	2.5%	5.2%	N/A	5.2%	12.7%	-17.1%	0.5%	0.7%
Legacy 1***	1.8%	-0.8%	-0.8%	14.1%	N/A	N/A	N/A	0.9%	11.0%	-10.9%	0.1%	0.1%
Legacy 2***	1.8%	-0.8%	-0.8%	13.7%	N/A	N/A	N/A	0.6%	11.0%	-11.1%	0.1%	0.1%
Global 1***	1.3%	-0.7%	-0.7%	10.8%	N/A	N/A	N/A	-1.3%	10.5%	-13.3%	-0.1%	-0.2%
Global 2***	1.3%	-0.7%	-0.7%	10.4%	N/A	N/A	N/A	-1.6%	10.4%	-13.5%	-0.1%	0.2%
Global 3***	1.3%	-0.8%	-0.8%	8.5%	N/A	N/A	N/A	-3.4%	10.4%	-14.6%	-0.3%	-0.4%

S&P 500 Total Return Index****	1.7%	2.9%	2.9%	22.8%	0.1%	2.3%	1.4%	2.3%	17.8%	-51.0%	0.2%	0.2%
Barclays Capital U.S. Long Gov Index****	-0.3%	-1.8%	-1.8%	4.8%	4.1%	5.5%	6.4%	5.5%	11.3%	-12.3%	0.5%	0.8%

*      Performance metrics are calculated using January 2011 month-to-date performance estimates.
**    Units began trading in August 2003.
***  Units began trading in April 2009.
****Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
Ags/Softs	23%	Long	Corn Sugar	4.4% 2.9%	Long Long	16%	Long	Corn Sugar	4.0% 2.2%	Long Long
Currencies	23%	Flat	Australian Dollars Japanese Yen	1.9% 1.7%	Long Long	23%	Flat	Japanese Yen Australian Dollars	2.2% 2.1%	Long Long
Energy	12%	Long	Gas Oil Crude Oil	2.7% 2.6%	Long Long	14%	Long	Crude Oil Gas Oil	4.0% 3.1%	Long Long
Equities	16%	Long	Hang Seng Dax Index	3.1% 2.5%	Long Long	21%	Long	Hang Seng Eurostoxx Index	3.7% 3.3%	Long Long
Fixed Income	12%	Long	Eurodollars U.S. 10-Year Treasury Notes	2.7% 1.9%	Long Short	15%	Long	U.S. 10-Year Treasury Notes Bunds	3.7% 3.5%	Short Short
Metals	14%	Long	Gold Copper	3.3% 3.0%	Long Long	11%	Long	Gold Copper	2.0% 1.9%	Long Long
Market Commentary (Largest price movements within each sector)

Sector/Market
Ag/Softs
Corn markets rallied as ongoing poor weather conditions in South America caused speculators to adjust previous supply forecasts lower.  Weak demand forecasts stemming from recent high prices and changing regulations in China caused the sugar markets to decline.

Currencies
A successful Portuguese bond auction, a sign that the economic situation in the Eurozone may be improving, resulted in strong gains for the euro against major counterparts.   The U.S. dollar weakened as a positive outlook for Europe caused investors to liquidate safe-haven U.S. dollar positions.  Improved investor sentiment furthered the dollar’s decline following comments by Federal Reserve Chairman Bernanke posing a more upbeat outlook for economic recovery in the U.S.

Energy
Crude oil markets moved nearly 4% higher for the week as the closure of an 800-mile Trans Alaska Pipeline network caused supply concerns.  Elevated demand forecasts resulting from abnormally cold weather conditions in the Midwestern U.S. pushed natural gas prices higher.  Also playing a role in moving natural gas prices higher were reports showing larger-than-expected draws from U.S. natural gas inventories.

Equities
European equity markets advanced sharply after positive debt auctions in Portugal, Spain and Italy eased fears regarding the Eurozone economy.  In the U.S. the S&P 500 moved higher as a result of positive expected fourth-quarter earnings for several key U.S. firms.  Japanese equity markets declined as a strong yen put pressure on export forecasts.

Fixed Income
U.S. 30-Year Bonds declined as speculators anticipated an increase in debt supply from upcoming auctions.  News that the Japanese government would be looking to buy European bunds instead of Treasuries to diversify its fixed-income exposure also weighed on the U.S. debt markets.

Metals
A more optimistic outlook for the European economy caused investors to liquidate safe-haven gold positions, resulting in lower prices.  Conversely, the improved European outlook boded well for the copper markets, as improving economic conditions might lead to increased industrial production.  Nickel also benefitted from improved forecasts rising nearly 7% higher over the previous week’s close.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.